Exhibit 99.1

Westrock Coffee Company Reports Fourth Quarter and Full Year 2024 Results and Provides 2025 and 2026 Outlook

Little Rock, Ark., March 11, 2025 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2024 and provided its outlook for 2025 and 2026.

Full Year 2024 Highlights1

●	Consolidated Results
o	Net sales were $850.7 million, a decrease of 1.6%
o	Gross profit was $153.8 million, an increase of 10.0%
o	Net loss was $80.3 million compared to a net loss of $34.6 million in fiscal 2023
o	Consolidated Adjusted EBITDA[2] was $47.2 million and included $12.8 million of scale-up costs associated with our Conway Facility, compared to Consolidated Adjusted EBITDA of $45.1 million and no scale-up costs associated with our Conway Facility
●	Segment Results
o	Beverage Solutions
◾	Net sales were $659.4 million, a decrease of 8.8%
◾	Segment Adjusted EBITDA[3] was $53.6 million, an increase of 28.9%
◾	Credit Agreement secured net leverage ratio was 4.71x at December 31, 2024
o	Sustainable Sourcing & Traceability (“SS&T”)
◾	Net sales were $191.3 million, an increase of 34.9%
◾	Segment Adjusted EBITDA was $6.4 million, an increase of 84.1%

Commenting on our results, Scott T. Ford, CEO and Co-founder stated, “Westrock Coffee’s value proposition in the market is to be the premiere integrated strategic supplier to the pre-eminent coffee, tea, and energy beverage brands globally.  And, in 2024 we made considerable progress executing against this strategy as evidenced by the dozen new major brands that we began to provide product development and manufacturing services to.  These relationships helped us exit 2024 with 4Q Segment Adjusted EBITDA growth in both our reportable segments of over 50%, and leaves us poised for more of the same over the next couple of years as the major new contracts we have recently won begin to flow through the new $400 million manufacturing complex in Conway, Arkansas that comes online at scaled production levels this month.”

1 Unless otherwise indicated, all comparisons are to the prior year period.

2 Consolidated Adjusted EBITDA is a non-GAAP financial measure. The definition of Consolidated Adjusted EBITDA is included under the section titled “Non-GAAP Financial Measures” and a reconciliation of Consolidated Adjusted EBITDA to the most directly comparable GAAP measure is provided in the tables that accompany this release.

3 Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility.

Fourth Quarter Highlights4

●	Consolidated Results
o	Net sales were $229.0 million, an increase of 6.5%
o	Gross profit was $38.0 million, an increase of 9.2%
o	Net loss was $24.6 million, compared to a net loss of $20.1 million in the prior year period
o	Consolidated Adjusted EBITDA was $13.3 million and included $7.6 million of scale-up costs associated with our Conway Facility, compared to Consolidated Adjusted EBITDA of $13.7 million and no scale-up costs in the prior year period
●	Segment Results
o	Beverage Solutions
◾	Net sales were $174.1 million, essentially flat
◾	Segment Adjusted EBITDA was $17.8 million, an increase of 53.0%
o	SS&T
◾	Net sales were $54.9 million, an increase of 37.8%
◾	Segment Adjusted EBITDA was $3.1 million, an increase of 51.6%

Upsizing of Revolving Credit Facility

On January 15, 2025, the Company entered into an Incremental Assumption Agreement and Amendment No. 4 (the “Amendment”) to its credit agreement. The Amendment expanded the bank syndicate to include members from the Farm Credit System and increased the amount of revolving credit facility commitments by $25.0 million. As a result of the Amendment, the amount of revolving facility commitments available to the Company is $200.0 million. Proceeds from the expanded revolving credit facility will be used to fund the previously announced installation of a second ready-to-drink can line at the Company’s extract and ready-to-drink facility in Conway, Arkansas, and for general corporate purposes. The Amendment also modified the secured net leverage ratio that the Company must comply with during the covenant relief period to increase the maximum secured net leverage ratio to (a) 6.00x for the test period ending June 30, 2025, (b) 5.50x for the test period ending September 30, 2025, and (c) 5.25x for the test period ending December 31, 2025. In addition, the minimum liquidity covenant will not apply after the covenant relief period ends.

2025 and 2026 Outlook

In 2025, the Company is expecting significant growth via several important drivers:

(i)	volume growth in the Company’s core coffee business from new retail coffee customers;
(ii)	new volume commitments from existing single serve customers which take effect in the third quarter of 2025 and a new single serve customer win set to deliver volume beginning in June 2025;
(iii)	full year benefit of expense savings from cost reduction and facility consolidation efforts in 2024;
(iv)	expense savings through operational improvements within our core manufacturing facilities; and
(v)	the rapid scale up of our RTD can volumes beginning in the second quarter of 2025 and continuing through the second quarter of 2026, and the launch of our RTD glass bottle products in the third quarter of 2025 and volume scale up through the second quarter of 2026.

The guidance presented is an estimate of what the Company believes is realizable as of the date of this release, based on the current “C” market price of coffee, and excludes any impacts of future acquisitions, capital market transactions or the

4 Unless otherwise indicated, all comparisons are to the prior year period.

potential impact of tariffs.  As such, actual results may vary from this guidance and the variations may be material. Management will provide additional details regarding the 2025 and 2026 outlook on its earnings results call to be held today.

Consolidated Guidance

	1H 2025		2H 2025		2026
(Millions)	Low	High	Low	High	Low	High
Consolidated Adjusted EBITDA	$17.5	$24.0	$42.5	$49.0	$130.0	$150.0

The Company is not readily able to provide a reconciliation of forecasted Consolidated Adjusted EBITDA to forecasted GAAP net income (loss) without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impacts of non-cash gains or losses resulting from mark-to-market adjustments, among others.

Segment Guidance5

	1H 2025		2H 2025		2026
(Millions)	Low	High	Low	High	Low	High
Segment Adjusted EBITDA
Beverage Solutions	$25.0	$30.0	$45.0	$50.0	$125.0	$142.0
SS&T	2.5	4.0	2.5	4.0	5.0	8.0

Leverage Guidance

The Company is subject to a maximum secured net leverage ratio, as defined in its credit agreement. The Company expects its Beverage Solutions credit agreement secured net leverage ratio to be as follows:

	June 30,	December 31,	December 31,
	2025	2025	2026
Beverage Solutions Credit Agreement secured net leverage ratio	5.70x	4.90x	3.00x

The Company is not readily able to provide a reconciliation of forecasted Beverage Solutions Credit Agreement Adjusted EBITDA to forecasted Beverage Solutions Adjusted EBITDA5 without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted.

Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register HERE and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and

5 Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility.

hospitality industries around the world. With offices in 10 countries, the Company sources coffee and tea from numerous countries of origin.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2025 and 2026 financial outlook, our expectations regarding leverage ratios and compliance with the financial covenants in our credit agreement, expected volume growth in the Company’s core coffee business, our expectations regarding volume commitments from existing single serve customers and new single serve customer volumes, our expectations regarding expense savings from cost reduction and facility consolidation efforts in 2024, certain plans, expectations, goals, projections, and statements about the timing and benefits of the build-out of (including the installation of a second RTD can line), and the rapid scale up of our RTD can volumes, and the launch and scale up of our RTD glass bottle products from, the Company's Conway, Arkansas extract and ready-to-drink facility, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market (including continued increases in the “C” market price of green coffee), financial, political, and legal conditions; our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain, including from trade restrictions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; Westrock Coffee’s future level of indebtedness, which may reduce funds available for other business purposes and reduce the Company’s operational flexibility; the risk that Westrock Coffee fails to attract, motivate or retain qualified personnel; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas extract and ready-to-drink facility; Westrock Coffee’s inability to complete the construction and launch of its planned second RTD can line or RTD glass line as expected or the risk of incurring additional expenses in the process; the loss of significant customers or delays in bringing their products to market; litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation; and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 15, 2024, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

PR@westrockcoffee.com

Investor Contact:

IR@westrockcoffee.com

Westrock Coffee Company

Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$26,151	$37,196
Restricted cash	9,413	644
Accounts receivable, net of allowance for credit losses of $3,995 and $2,915, respectively	99,566	99,158
Inventories	163,323	149,921
Derivative assets	19,746	13,658
Prepaid expenses and other current assets	15,444	12,473
Total current assets	333,643	313,050

Property, plant and equipment, net	467,011	344,038
Goodwill	116,111	116,111
Intangible assets, net	114,879	122,945
Operating lease right-of-use assets	63,380	67,601
Other long-term assets	6,756	7,769
Total Assets	$1,101,780	$971,514

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$14,057	$9,811
Short-term debt	54,659	43,694
Accounts payable	84,255	69,106
Supply chain finance program	78,838	78,076
Derivative liabilities	11,966	3,731
Accrued expenses and other current liabilities	34,095	35,217
Total current liabilities	277,870	239,635

Long-term debt, net	325,880	223,092
Convertible notes payable - related party, net	49,706	—
Deferred income taxes	14,954	10,847
Operating lease liabilities	60,692	63,554
Warrant liabilities	—	44,801
Other long-term liabilities	1,346	1,629
Total liabilities	730,448	583,558

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,511 shares and 23,512 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively, $11.50 liquidation value	273,850	274,216

Shareholders' Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 94,221 shares and 88,051 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	942	880
Additional paid-in-capital	519,878	471,666
Accumulated deficit	(442,922)	(362,624)
Accumulated other comprehensive income	19,584	3,818
Total shareholders' equity	97,482	113,740

Total Liabilities, Convertible Preferred Shares and Shareholders' Equity	$1,101,780	$971,514

Westrock Coffee Company

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands, except per share data)	2024	2023	2024	2023
Net sales	$228,977	$214,966	$850,726	$864,714
Costs of sales	190,965	180,149	696,952	724,856
Gross profit	38,012	34,817	153,774	139,858

Selling, general and administrative expense	42,955	39,302	185,137	144,577
Transaction, restructuring and integration expense	3,896	1,875	13,797	14,557
Impairment charges	3,690	—	5,686	—
(Gain) loss on disposal of property, plant and equipment	(2,687)	8	(1,722)	1,153
Total operating expenses	47,854	41,185	202,898	160,287
Loss from operations	(9,842)	(6,368)	(49,124)	(20,429)

Other (income) expense
Interest expense	11,935	7,941	33,856	29,157
Change in fair value of warrant liabilities	119	8,626	(7,015)	(10,207)
Other, net	190	123	413	1,446
Loss before income taxes and equity in earnings from unconsolidated entities	(22,086)	(23,058)	(76,378)	(40,825)
Income tax expense (benefit)	2,474	(3,027)	3,728	(6,358)
Equity in (earnings) loss from unconsolidated entities	47	20	192	100
Net loss	$(24,607)	$(20,051)	$(80,298)	$(34,567)
Net loss attributable to non-controlling interest	—	—	—	15
Net loss attributable to shareholders	(24,607)	(20,051)	(80,298)	(34,582)
Accretion of Series A Convertible Preferred Shares	87	88	349	(161)
Net loss attributable to common shareholders	$(24,520)	$(19,963)	$(79,949)	$(34,743)

Loss per common share:
Basic	$(0.26)	$(0.23)	$(0.89)	$(0.43)
Diluted	$(0.26)	$(0.23)	$(0.89)	$(0.43)

Weighted-average number of shares outstanding:
Basic	94,188	88,047	89,795	80,684
Diluted	94,188	88,047	89,795	80,684

Westrock Coffee Company

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
(Thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(80,298)	$(34,567)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,745	26,584
Impairment charges	5,686	—
Equity-based compensation	11,608	8,708
Provision for credit losses	2,316	979
Amortization of deferred financing fees included in interest expense	3,224	3,517
(Gain) loss on disposal of property, plant and equipment	(1,722)	1,153
Mark-to-market adjustments	(4,622)	(104)
Change in fair value of warrant liabilities	(7,015)	(10,207)
Foreign currency transactions	598	1,864
Deferred income tax expense (benefit)	3,287	(6,512)
Other	1,257	2,486
Change in operating assets and liabilities:
Accounts receivable	(2,766)	1,688
Inventories	(6,558)	915
Derivative assets and liabilities	16,383	6,440
Prepaid expense and other assets	1,983	(1,890)
Accounts payable	5,693	(59,292)
Accrued liabilities and other	2,958	(5,826)
Net cash used in operating activities	(13,243)	(64,064)
Cash flows from investing activities:
Additions to property, plant and equipment	(159,625)	(164,611)
Additions to intangible assets	(173)	(173)
Acquisition of business, net of cash acquired	—	(2,392)
Acquisition of equity method investments and non-marketable securities	—	(1,385)
Proceeds from sale of property, plant and equipment	13,875	206
Net cash used in investing activities	(145,923)	(168,355)
Cash flows from financing activities:
Payments on debt	(181,242)	(199,196)
Proceeds from debt	278,141	258,490
Payments on supply chain financing program	(163,869)	(32,141)
Proceeds from supply chain financing program	164,631	110,217
Proceeds from convertible notes payable	22,000	—
Proceeds from convertible notes payable - related party	50,000	—
Payment of debt issuance costs	(3,329)	(3,158)
Payment of convertible notes payable issuance costs	(511)	—
Net proceeds from (repayments of) repurchase agreements	(7,706)	(6,268)
Proceeds from exercise of stock options	12	848
Proceeds from exercise of Public Warrants	—	2,632
Proceeds from issuance of common stock	635	118,767
Payment of equity issuance costs	(10)	(1,000)
Payment for purchase of non-controlling interest	—	(2,000)
Payment for taxes for net share settlement of equity awards	(2,122)	(2,977)
Net cash provided by financing activities	156,630	244,214
Effect of exchange rate changes on cash	260	(360)
Net (decrease) increase in cash and cash equivalents and restricted cash	(2,276)	11,435
Cash and cash equivalents and restricted cash at beginning of period	37,840	26,405
Cash and cash equivalents and restricted cash at end of period	$35,564	$37,840

Westrock Coffee Company

Summary of Segment Results

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2024	2023	2024	2023
Beverage Solutions
Net sales	$174,061	$175,119	$659,383	$722,865
Segment Adjusted EBITDA[1]	17,842	11,659	53,639	41,624

Sustainable Sourcing & Traceability
Net sales[2]	$54,916	$39,847	$191,343	$141,849
Segment Adjusted EBITDA[1]	3,130	2,064	6,366	3,457

1 - Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility. Refer to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information regarding our segments and a reconciliation of Segment Adjusted EBITDA to loss before income taxes and equity in earnings from unconsolidated entities.

2 - Net of intersegment revenues.

Westrock Coffee Company

Calculation of Beverage Solutions Credit Agreement Secured Net Leverage Ratio

(Unaudited)

(Thousands, except leverage ratio)	Trailing Twelve-Months
Beverage Solutions Segment Adjusted EBITDA	$53,639
Permissible credit agreement adjustments[1]	9,126
Trailing Twelve-Months Credit Agreement Adjusted EBITDA	$62,765

End of period:
Term loan facility	$155,313
Delayed draw term loan facility	48,125
Revolving credit facility	112,500
Letters of credit outstanding	2,560
Secured debt	318,498
Beverage Solutions unrestricted cash and cash equivalents	(22,917)
Secured net debt	$295,581

Beverage Solutions Credit Agreement secured net leverage ratio	4.71x

1 – Primarily consists of $6.6 million of pro forma run-rate impact of cost savings initiatives enacted during the second quarter of 2024, as permitted by the Credit Agreement.

The Company is required to maintain compliance with, among other things, a secured net leverage ratio under the terms of its credit agreement (the “Credit Agreement”) among the Company, Westrock Beverage Solutions, LLC, as the borrower, Wells Fargo Bank, N.A., as administrative agent, collateral agent, and swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The secured net leverage ratio is calculated as secured net debt divided by Adjusted EBITDA for the trailing twelve-month period, each as defined in the Credit Agreement, and is applicable only to our Beverage Solutions segment.

Management believes that our secured net leverage ratio provides useful information to investors and other users of our financial data regarding the Company’s compliance with its material financial covenants. Failure to comply with the covenants in the Credit Agreement or make payments when due could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations under the Credit Agreement and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. As of the date of this press release, the Company is in compliance with its financial covenants.

Westrock Coffee Company

Reconciliation of Net (Loss) Income to Non-GAAP Consolidated Adjusted EBITDA

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Thousands)	2024	2023	2024	2023
Net loss	$(24,607)	$(20,051)	$(80,298)	$(34,567)
Interest expense	11,935	7,941	33,856	29,157
Income tax expense (benefit)	2,474	(3,027)	3,728	(6,358)
Depreciation and amortization	11,549	8,166	34,745	26,584
EBITDA	1,351	(6,971)	(7,969)	14,816
Transaction, restructuring and integration expense	3,896	1,875	13,797	14,557
Change in fair value of warrant liabilities	119	8,626	(7,015)	(10,207)
Management and consulting fees (S&D Coffee, Inc. acquisition)	—	—	—	556
Equity-based compensation	3,100	2,411	11,608	8,708
Impairment charges	3,690	—	5,686	—
Conway extract and ready-to-drink facility pre-production costs	5,429	5,083	35,544	11,698
Mark-to-market adjustments	(1,930)	941	(4,622)	(104)
(Gain) loss on disposal of property, plant and equipment	(2,687)	8	(1,722)	1,153
Other	366	1,750	1,873	3,904
Consolidated Adjusted EBITDA	$13,334	$13,723	$47,180	$45,081

Non-GAAP Financial Measures

We refer to EBITDA and Consolidated Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Consolidated Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Consolidated Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of transaction, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain non-capitalizable costs necessary to place the Conway extract and ready-to-drink facility into commercial production, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Consolidated Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis.

Since EBITDA and Consolidated Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net income (loss) determined in accordance with GAAP. Further, our computations of EBITDA and Consolidated Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Consolidated Adjusted EBITDA differently than we do.